UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2023

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2023, Mr. Thomas Sansone determined that he would not stand for re-election to the Board of Directors of Jabil Inc. (the “Board”) at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and, therefore, his term as a director will end immediately prior to the meeting.

Item 8.01 Other Events.

On November 3, 2023, the Company issued a press release announcing Mr. Sansone’s determination not to stand for re-election and the nomination of two new directors to stand for election at the 2024 Annual Meeting, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Immediately prior to the 2024 Annual Meeting, contingent upon all eight incumbent directors standing for re-election to the Board, the Board has approved an increase in the size of the Board to ten members effective immediately prior to the 2024 Annual Meeting. In the event that all eight incumbent directors do not stand for re-election to the Board at the 2024 Annual Meeting, such increase shall be void to the extent that one or more new directors shall instead fill a vacancy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release dated November 3, 2023

104	Cover Page Interactive Data File – Embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

November 6, 2023	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Corporate Secretary and Deputy General Counsel